Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com
West Corporation to Amend Credit Agreement
OMAHA, NE, August 20, 2009 — West Corporation, a leading provider of outsourced communication solutions, today announced it has received lender consent to amend its Senior Secured Credit Agreement.
“In connection with the amendment, West expects to extend the maturity date for $1 billion of its existing term loans from October 24, 2013 to July 15, 2016 with the interest rate margins of such extended term loans increasing by 1.50 percent,” said West Corp. Chief Financial Officer, Paul Mendlik.
The amendment would permit West to, among other things, agree with individual lenders to make additional extensions of their term loans or extend or refinance their revolving credit commitments under the Credit Agreement, and to issue new secured notes.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West combines telephony, technology and human capital to help its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from customer related transactions. The company’s integrated suite of customized solutions includes worldwide conferencing, emergency communications, customer care, customer acquisition, customer retention, business-to-business sales, account management and accounts receivable management services.
Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 43,000 employees based in North America, Europe and Asia. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions, West’s expectations of future liquidity requirements, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss, financial difficulties or bankruptcy of any key clients, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation, West’s ability to purchase, and finance the acquisition of, charged-off receivable portfolios on acceptable terms and in sufficient amounts and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended June 30, 2009. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.